Exhibit 99.1

At NationsHealth:	At Rx Communications Group:
Timothy Fairbanks, CFO 954-903-5018	Melody A. Carey (investors) 917-322-2571

NATIONSHEALTH ANNOUNCES 2006 THIRD QUARTER AND YEAR TO DATE FINANCIAL RESULTS

SUNRISE, Fla. – October 31, 2006 — NationsHealth, Inc. (Nasdaq: NHRX; NHRXW; NHRXU) today announced its financial results for its quarter and nine months ended September 30, 2006.

Revenue for the quarter ended September 30, 2006 was $19.8 million compared to $21.3 million for the corresponding period in 2005. Net income for the quarter ended September 30, 2006 was $6.0 million, or $0.22 per diluted share, compared to net income of $11.8 million, or $0.40 per diluted share, for the corresponding period in 2005.

For the nine months ended September 30, 2006, revenue was $64.4 million compared to $62.4 million for the corresponding period in 2005. Net loss for the nine months ended September 30, 2006 was $12.5 million, or $0.45 per share, compared to a net loss of $1.9 million, or $0.07 per share, for the corresponding period in 2005.

Revenue for the quarter and nine months ended September 30, 2005 included approximately $5.7 million and $18.8 million, respectively, from the Company’s respiratory division, which was sold on September 2, 2005. Net income (loss) for the quarter and nine months ended September 30, 2005 also included a gain of $15.5 million from the sale of the respiratory division. Net income (loss) for the quarter and nine months ended September 30, 2006 include a gain of $5.0 million from the sale of the Company’s discount prescription drug card business, which was sold on September 5, 2006.

Adjusted EBITDA (EBITDA loss)*, defined as net earnings (loss) before interest, taxes, depreciation and amortization, stock based compensation, non-cash impairment charges and gains on the sale of business lines, for the quarter ended September 30, 2006 was $4.4 million, compared to an adjusted EBITDA loss of $1.3 million for the quarter ended June 30, 2006. Adjusted EBITDA (EBITDA loss) for the quarters ended September 30, 2006 and June 30, 2006 included gains on the settlement of vendor obligations of approximately $1.0 million and $1.7 million, respectively. Adjusted EBITDA loss for the quarter ended June 30, 2006 also included $1.2 million of severance expense related to the Company’s corporate restructuring.

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Exhibit 99.1

NationsHealth, Inc. News Release

The Company’s Insurance Services segment contributed profit of $3.7 million for the quarter ended September 30, 2006, compared to profit of $2.4 million for the quarter ended June 30, 2006. The Pharmacy Products segment contributed profit of $3.4 million for the quarter ended September 30, 2006, compared to profit of $1.6 million for the quarter ended June 30, 2006. For the nine months ended September 30, 2006, the Insurance Services segment had a loss of approximately $1.8 million and the Pharmacy Products segment contributed profit of approximately $7.3 million.

During the third quarter of 2006 NationsHealth took a number of steps to better align the Company’s focus on its core business segments, improve operating results and cash flow, strengthen its balance sheet and improve liquidity, including the following:

•	On September 5, 2006, the Company sold its discount prescription drug card business for $6.0 million in cash. With the widespread adoption of the Medicare Part D program, the discount prescription card business was a declining revenue stream that was no longer core or complementary to the Company’s Pharmacy Products and Insurance Services segments;

•	On September 13, 2006, the Company terminated a distribution agreement with a vendor, pursuant to which the Company paid the vendor approximately $4.4 million in full satisfaction of approximately $5.4 million due under the agreement and relieved itself of remaining purchase obligations under the agreement through December 31, 2006 totaling approximately $27 million;

•	On September 27, 2006, the Company entered into an agreement to dissolve NationsHealth Specialty Rx, a joint venture with US Bioservices Corporation (US Bio) which was formed for purposes of developing and operating a specialty oncology pharmacy business. The Company and US Bio determined that the terms of the Competitive Acquisition Program established by CMS were not economically viable and, consequently, Specialty Rx never commenced operations. In connection with the dissolution, its $1.5 million capital contribution to Specialty Rx was returned to the Company on October 5, 2006; and

•	During the third quarter of 2006, the Company’s ongoing efforts to improve operational efficiencies and contain costs continued, resulting in, among other things, improvements in operating margins for the Pharmacy Products and Insurance Services segments.

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Exhibit 99.1

NationsHealth, Inc. News Release

“Excluding the $5.0 million gain on the sale of the discount prescription drug card business, the $1.0 million gain on the settlement of a vendor obligation, and the $0.6 million non-cash impairment charge from reported net income of $6.0 million, the third quarter of 2006 yielded $0.6 million of pre-tax earnings*,” said Timothy Fairbanks, the Company’s Chief Financial Officer. “Our third quarter financial results reflected the positive impact of our management restructuring, cost containment and efficiency initiatives implemented in the first half of 2006. Also, since the end of the open enrollment period for the Medicare Part D Prescription Drug Program during the second quarter of 2006, we are no longer incurring, and under our amended agreement with CIGNA will no longer incur, the high costs of marketing and enrollment.”

As previously announced, NationsHealth will host a conference call at 10:00 a.m. ET today to review its financial results for the quarter and nine months ended September 30, 2006.

Access Information:
Date:	October 31, 2006
Time:	10:00 a.m. ET
U.S./Canada dial-in number:	800-665-0430
International dial-in number:	913-312-1300
Participant passcode:	8144626
Live webcast:	www.nationshealth.com

Replay Access Information:
A recording of the conference call will be available three hours after completion until November 6, 2006 at midnight ET at 888-203-1112 (U.S.) and 719-457-0820 (International). The replay passcode is 8144626. The webcast will be archived for on demand listening for 30 days on the NationsHealth’s website, www.nationshealth.com.

About NationsHealth, Inc.
NationsHealth improves the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. NationsHealth provides home delivery of diabetes, ostomy and pharmacy products to approximately 102,000 patients across the nation. NationsHealth is also the provider of diabetes supplies to more than 13,000 Medicare beneficiaries at over 1,100 Kmart pharmacies. In addition to its medical products business, NationsHealth also provides education, marketing, enrollment and customer service to insurance plans, with a focus on Medicare Part D plans. NationsHealth has an agreement with CIGNA to service its Medicare Part D prescription drug plans nationally. For more information please visit http://www.nationshealth.com.

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Exhibit 99.1

NationsHealth, Inc. News Release

* Use of Non-GAAP Financial Measures
In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA (EBITDA loss) as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA (EBITDA loss) as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA (EBITDA loss), as presented, may not be comparable to similarly titled measures of other companies.

Net income (loss) is the GAAP financial measure most directly comparable to adjusted EBITDA (EBITDA loss). A reconcilliation of adjusted EBITDA (EBITDA loss) to net income (loss) is as follows (in thousands):

	Three Months Ended
	September 30,	June 30,
	2006	2006
Net Income (Loss)	$6,020	($4,997)
Interest, net	778	727
Depreciation and amortization	488	457
Amortization of equity issued to CIGNA	969	969
Stock-based compensation	585	830
Non-cash impairment charge	559	733
Gain on sale of business line	(5,000)	—

Adjusted EBITDA (EBITDA Loss)	$4,399	($1,281)

In addition, management believes that the presentation of pre-tax earnings for the quarter ended September 30, 2006, excluding certain items from net income, is meaningful as the items excluded are not considered to be indicative of the Company’s ongoing operations and financial results.

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Exhibit 99.1

NationsHealth, Inc. News Release

This press release contains forward-looking statements about NationsHealth, including statements regarding management initiatives, efforts to streamline operations, and future marketing and enrollment costs, none of which should be construed in any manner as a guarantee that such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to maintain our existing customer base; our customers’ desire to take advantage of our Part D and specialty pharmacy services; uncertainty in our costs incurred in administering the Part D program; changes in Medicare, Medicaid, Tricare, Champus and any other state or national-based reimbursement program; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth’s business practices; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of rapid growth; our ability to compete effectively; timing and market acceptance of new products sold by NationsHealth; general economic conditions; and geopolitical events, regulatory changes and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2005, Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and NationsHealth’s other reports filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.

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Exhibit 99.1

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	September 30,
	2006	2005
Revenue:
Net product sales	$11,811	$18,167
Prescription card revenue	671	2,316
Service revenue	7,314	780

	19,796	21,263
Cost of product sales	4,233	8,037
Cost of services	2,430	1,311

Gross Profit	13,133	11,915

Operating Expenses:
Patient acquisition and related costs	149	3,256
Patient service and fulfillment	1,839	3,593
General and administrative	6,457	5,576
Provision for doubtful accounts	998	2,330
Depreciation and amortization	364	224
Amortization of equity issued to CIGNA	969	—
Impairment of investment in joint venture	559	—
Gain on sale of business line	(5,000)	(15,508)

	6,335	(529)

Income from Operations	6,798	12,444
Other Expense, net	(778)	(652)

Net Income	$6,020	$11,792

Earnings per share:
Basic	$0.22	$0.45

Diluted	$0.22	$0.40

Weighted average shares outstanding:
Basic	27,919	26,283

Diluted	27,921	30,105

Exhibit 99.1

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Nine Months Ended
	September 30,
	2006	2005
Revenue:
Net product sales	$33,555	$55,299
Prescription card revenue	3,983	6,327
Service revenue	26,889	780

	64,427	62,406
Cost of product sales	14,424	23,448
Cost of services	25,685	1,311

Gross Profit	24,318	37,647

Operating Expenses:
Patient acquisition and related costs	2,793	17,976
Patient service and fulfillment	6,382	11,418
General and administrative	22,428	15,193
Provision for doubtful accounts	2,844	7,575
Depreciation and amortization	1,030	653
Amortization of equity issued to CIGNA	2,908	—
Impairment of investment in joint venture	1,292	—
Gain on sale of business line	(5,000)	(15,508)

	34,677	37,307

(Loss) Income from Operations	(10,359)	340
Other Expense, net	(2,148)	(2,222)

Net Loss	$(12,507)	$(1,882)

Loss per share – basic and diluted	$(0.45)	$(0.07)

Weighted average shares outstanding – basic and diluted	27,871	26,211

Exhibit 99.1

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)
ASSETS
Current Assets:
Cash and short-term investments	$2,763	$14,894
Accounts receivable, net	5,834	7,908
Inventory	1,233	1,285
Costs related to billings in process, net	879	874
Other receivables	1,640	1,877
Prepaid expenses and other current assets	442	750

Total current assets	12,791	27,588
Property and equipment, net	3,556	3,747
Investment in joint venture	—	1,488
Deferred CIGNA equity compensation, net	12,602	15,510
Other assets, net	1,657	1,526

Total assets	$30,606	$49,859

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,359	$13,387
Accrued expenses	9,004	12,030
Deferred revenue, current portion	1,774	235
Line of credit	2,500	2,500

Total current liabilities	15,637	28,152

Long-Term Liabilities:
Deferred revenue	—	1,100
Convertible notes, related party, net	6,009	5,176
Other long-term liabilities	3,080	1,414

Total long-term liabilities	9,089	7,690

Stockholders’ Equity	5,880	14,017

Total liabilities and stockholders’ equity	$30,606	$49,859

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